Exhibit 23.2

[Letterhead of BERENFELD, SPRITZER, SHECHTER & SHEER]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 3 to Form SB-2 of Flagstick Ventures, Inc., of our report dated May 17, 2002 (which report contains an explanatory paragraph relating to the ability of Flagstick Ventures, Inc. to continue as a going concern) relating to the financial statements of Flagstick Ventures, Inc. as of March 31, 2002 and for the year then ended. We also hereby consent to the use in this Prospectus of our report dated May 17, 2002 relating to the statements of operations, proprietor's capital, and cash flows of Jeff A Jones d/b/a/ A and Z Golf (Flagstick Ventures, Inc.'s predecessor) for the twelve months ended March 31, 2001. We also consent to the references to us under the heading "Expert" in the Prospectus.


BERENFELD, SPRITZER, SHECHTER & SHEER

/s/ Berenfeld, Spritzer, Shechter & Sheer

Miami, Florida
August 12, 2002



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